Exhibit 5.2

October 17, 2023

Notable Labs, Ltd.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. counsel for Notable Labs, Ltd., an Israeli corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (i) ordinary shares of the Company, par value NIS 0.35 per share (“Ordinary Shares”), (ii) warrants to purchase Ordinary Shares (“Warrants”) and (iii) units comprised of a combination of Ordinary Shares and Warrants (“Units” and, collectively with Ordinary Shares and Warrants, the “Securities”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of corporate officers and government officials and other documents as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting, or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any warrant agreement relating to the Warrants and any unit agreement relating to the Units will be governed by the laws of the State of New York; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion as follows:

(1)	with respect to the Warrants, when (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and

(2)	with respect to the Units, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (B) a unit agreement or agreements relating to the Units have been duly authorized and validly executed and delivered by the Company and each other party thereto and (C) the Units or certificates representing the Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate unit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Warrants, Units, any warrant agreement relating to the Warrants or any unit agreement relating to the Units that (i) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Warrants or Units, (ii) contains a waiver of an inconvenient forum, (iii) relates to the waiver of rights to jury trial or (iv) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Warrants, any warrant agreement relating to the Warrants, the Units or any unit agreement relating to the Units to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court would render a judgment other than in United States dollars.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of Israel. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of other jurisdictions as they relate to the Company, we have relied upon and assumed the correctness of, without independent investigation, the opinion of Meitar Law Offices, Israeli counsel to the Company, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

We understand that we may be referred to under the heading “Legal Matters” in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.2 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Notable Labs, Ltd.

320 Hatch Drive

Foster City, CA 94404